Exhibit (17)(7)

SCAN TO VIEW MATERIALS & VOTE à

To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website [ ] or scan the QR Barcode above 3) Follow the instructions provided on the website.

To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call [ ] 3) Follow the instructions.

To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.				For	Against	Abstain

1.  To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Dynamic Income by Transamerica Multi-Asset Income, in exchange for shares of Transamerica Multi-Asset Income to be distributed to the shareholders of Transamerica Dynamic Income and the assumption of all of the liabilities of Transamerica Dynamic Income by Transamerica Multi-Asset Income, and (ii) the subsequent liquidation of Transamerica Dynamic Income; and

				☐	☐	☐

2. To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each shareholder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders of Transamerica Funds Scheduled To Be Held on February 5, 2021.

The Proxy Statement and Proxy Card for this Special Meeting are available at:

[https://www.viewproxy.com]

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

D17851-S02713

TRANSAMERICA FUNDS

PROXY CARD FOR A SPECIAL MEETING OF SHAREHOLDERS

SCHEDULED TO BE HELD ON FEBRUARY 5, 2021

The undersigned hereby appoint(s) Marijn P. Smit and Erin D. Nelson, or any one of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote as directed on the reverse side of this form all shares of Transamerica Dynamic Income. The undersigned is entitled to provide instructions at the Special Meeting of Shareholders of Transamerica Funds scheduled to be held as a virtual meeting on February 5, 2021, at 10:00 a.m. (Mountain time), and at any adjournments or postponements thereof.

PLEASE NOTE: If it is determined that the Special Meeting will be held at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on the Trust’s website at www.transamericafunds.com. We encourage you to check the website prior to the Special Meeting if you plan to attend. An announcement of any change will also be filed with the Securities and Exchange Commission via its EDGAR system.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF TRANSAMERICA DYNAMIC INCOME. This proxy card will be voted as instructed. If no specification is made, the proxy card will be voted “FOR” Proposal 1.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.